                                                                EXHIBIT 4(c)

                         INSTRUMENT OF ADOPTION FOR
                        THE STANDARD PRODUCTS COMPANY
             COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN


        The below-named Employer hereby adopts, subject to the approyal of The Standard Products Company (the "Company"), The Standard Products Company Collectively Bargained Sayings and Retirement Plan (the "Basic Plan Document"), establishing an employee retirement plan (the "Plan"). The Employer accepts and hereby incorporates by reference the Basic Plan Document, including such provisions relating to the establishment of a trust with respect to the Plan, with certain specifications identified below in accordance with the terms of the Basic Plan Document. The Employer also hereby adopts, accepts and incorporates by reference, subject to the approval of the Company, any Trust Agreement entered into by the Company under Article 9 of this Plan establishing a trust subject to which the assets of this Plan and the assets of all other plans established through any Employer's adoption of the Basic Plan Document shall be held.

1.     EMPLOYER.

       Name:  The Standard Products Company                        .
            -------------------------------------------------------
       Address: 2401 South Gulley Road, Dearborn. MI 48124        .
               ---------------------------------------------------
       Employer Identification Number: 34-0549970.
                                      ------------
       Plan Number: 015    .
                   ---------

2.     NAME OF PLAN. The name of this Plan shall be The Standard
                                                    -----------------
       Products Company Collectively Bargained Savings and Retirement
       --------------------------------------------------------------
       Plan (Lexington Division) UAW Local 1681 Lexington, KY.
       --------------------------------------------------------------

3.     EFFECTIVE DATE OF PLAN. This Plan shall be effective as of
       January 31, 1991; however, this amendment and restatement of the Plan shall be effective as of March 19, 1994.

4. COVERED EMPLOYEES. Employees covered under this Plan include (include the collective bargaining agreement making this Plan applicable to such covered employees): those persons covered
                                              -----------------------
       by the collective bargaining agreement between Local 1681 and
       --------------------------------------------------------------
       the Employer (the "CBA") and employed by the Employer at its
       --------------------------------------------------------------
       Lexington Division.
       ------------------

5.     AGE AND SERVICE REQUIREMENTS.
       ----------------------------

       a. An Employee who is an Employee under the Plan as of this Plan's Effective Date shall be eligible to participate under this Plan after meeting the following age and service requirements:

              Age Requirement:
              ---------------
              [X]    There is no minimum age requirement under this Plan.

              [ ] An Employee shall be eligible to participate under this Plan after attaining the age of _______.

              Service Requirement:
              -------------------

              [ ]    There is no minimum service requirement under this Plan.

              [X] An Employee shall be eligible to participate under this Plan following the completion of one Year of Service
                                                      --------------------
                     -----------------------------------------------------

       b.     An Employee who becomes an Employee after this Plan's
              Effective Date shall be eligible to participate under this Plan after meeting the following age and service requirements:

              Age Requirement:
              ----------------

              [X]    There is no minimum age requirement under this Plan.

              [ ] An Employee shall be eligible to participate under the Plan after attaining the age of _______.

              Service Requirement:
              --------------------

              [ ]    There is no minimum service requirement under this Plan.

              [X] An Employee shall be eligible to participate under this plan following the completion of one Year of Service
                                                     -----------------------
                     -------------------------------------------------------

6. PARTICIPANT ELECTED CONTRIBUTIONS. A Depositing Participant may elect that Participant Elected Contributions be made to this Plan in an amount no greater than ten percent (10%) of Credited
       Compensation, and no less than one percent (1%) of Credited
       Compensation.



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7.     EMPLOYER MATCHING CONTRIBUTIONS. The Employer shall contribute to the
       Trustee Employer Matching Contributions in the amount of twenty percent (20%) of each Depositing Participant's Participant Elected Contributions which do not exceed four percent (4%) of Credited Compensation.



8. VESTING OF EMPLOYER MATCHING CONTRIBUTIONS. The Employer Matching Contributions allocated to the Account of any Participant shall vest as follows for years in which this Plan is not

       Top-Heavy: N/A

       [X]    Employer Matching Contributions shall vest immediately.

       [ ] Employer Matching Contributions shall vest according to the following schedule:

              ____ percent after one Year of Credited Service (Vesting)

              ____ percent after two Years of Credited Service (Vesting)

              ____ percent after three Years of Credited Service (Vesting)

              ____ percent after four Years of Credited Service (Vesting)

              ____ percent after five Years of Credited Service (Vesting)

              ____ percent after six Years of Credited Service (Vesting)

              ____ percent after seven Years of Credited Service (Vesting)



       This Plan and Trust is signed this 28th day of June, 1995



                                        The Standard Products Company
                                        ------------------------------
                                        Employer

                                        By /s/ Thomas J. Steeg
                                          ----------------------------


                   ACCEPTANCE OF EMPLOYER'S INSTRUMENT OF
                  ADOPTION BY THE STANDARD PRODUCTS COMPANY

        The Standard Products Company, by action of its Board of Directors, hereby approves the above-named Employer's adoption, through the above Instrument of Adoption, of The Standard


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

Products Company Collectively Bargained Savings and Retirement Plan, to include the adoption of any trust agreement entered into by The Standard Products Company under the terms of the Plan.


                                THE STANDARD PRODUCTS COMPANY



                                By /s/ Thomas J. Steeg
                                  ----------------------------

                                Title  Corporate Controller
                                     -------------------------

                         INSTRUMENT OF ADOPTION FOR
                        THE STANDARD PRODUCTS COMPANY
             COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN

        The below-named Employer hereby adopts, subject to the approval of The Standard Products Company (the "Company"), The Standard Products Company Collectively Bargained Savings and Retirement Plan (the "Basic Plan Document"), establishing an employee retirement plan (the "Plan"). The Employer accepts and hereby incorporates by reference the Basic Plan Document, including such provisions relating to the establishment of a trust with respect to the Plan, with certain specifications identified below in accordance with the terms of the Basic Plan Document. The Employer also hereby adopts, accepts and incorporates by reference, subject to the approval of the Company, any Trust Agreement entered into by the Company under Article IX of this Plan establishing a trust subject to which the assets of this Plan and the assets of all other plans established through any Employer's adoption of the Basic Plan Document shall be held.

1.     EMPLOYER.
       --------

       Name: The Standard Products Company                                .
             -------------------------------------------------------------
       Address: 2130 West 110th Street, Cleveland, Ohio 44102             .
                ----------------------------------------------------------
                                                                          .
       -------------------------------------------------------------------
       Employer Identification Number: 34-0549970   .
                                      --------------
       Plan Number: 015  .
                   ------

2.     NAME OF PLAN. The name of this Plan shall be The Standard Products
                                                    ----------------------
       Company Collectivelv Bargained Savings and Retirement Plan (Lexington
       -------------------------------------------------------------------
       Division) UAW Local 1681 Lexington, (KY).
       ----------------------------------------

3.     EFFECTIVE DATE OF PLAN. This Plan shall be effective as of January
       31,1991

4. COVERED EMPLOYEES. Employees covered under this Plan include (include the collective bargaining agreement making this Plan applicable to such covered employees): those persons covered by the collective bargaining
                           --------------------------------------------------
       agreement between UAW Local 681 and the Employer (the "CBA") and
       ----------------------------------------------------------------
       employed by the Employer at its Lexington Division (KY).
       --------------------------------------------------------

5.     AGE AND SERVICE REQUIREMENTS.
       ----------------------------

       a. An Employee who is an Employee under this Plan as of the Plan's Effective Date shall be eligible to participate under this Plan after meeting the following age and service requirements:

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          Age Required:
          ------------
          [X]    There is no minimum age requirement under this Plan.

          [ ] An Employee shall be eligible to participate under this Plan after attaining the age of _______.

          Service Requirement:
          -------------------
          [X]    There is no minimum service requirement under this Plan.

          [ ] An Employee shall be eligible to participate under this Plan following the completion of
                                            ----------------------------------

                 -------------------------------------------------------------


     b. An Employee who becomes an Employee after this Plan's Effective Date shall be eligible to participate under this Plan after meeting the following age and service requirements:

          Age Requirement:
          ----------------

          [X]    There is no minimum age requirement under this Plan.

          [ ] An Employee shall be eligible to participate under the Plan after attaining the age of _______.

          Service Requirement:
          --------------------

          [ ]    There is no minimum service requirement under this Plan.

          [X] An Employee shall be eligible to participate under this plan following the completion of one Year of Service
                                             --------------------------------

                 ------------------------------------------------------------

6. PARTICIPANT ELECTED CONTRIBUTIONS. A Depositing Participant may elect that Participant Elected Contributions be made to this Plan in an amount no greater than ten percent ( 10 %) of Credited Compensation, and no less than one percent (1%) of Credited Compensation.

7. EMPLOYER MATCHING CONTRIBUTIONS. The Employer shall contribute to the Trustee Employer Matching Contributions in the amount of fifteen percent ( 15 %) of each Depositing Participant's Participant Elected Contributions which do not exceed four percent (4%) of Credited Compensation.




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8.     VESTING OF EMPLOYER MATCHING CONTRIBUTIONS. The Employer Matching
       Contributions allocated to the Account of any Participant shall vest as follows for years in which this Plan is not Top-Heavy:

       [X]    Employer Matching Contributions shall vest immediately.

       [ ] Employer Matching Contributions shall vest according to the following schedule:

              ____ percent after one Year of Credited Service (Vesting)

              ____ percent after two Years of Credited Service (Vesting)

              ____ percent after three Years of Credited Service (Vesting)

              ____ percent after four Years of Credited Service (Vesting)

              ____ percent after five Years of Credited Service (Vesting)

              ____ percent after six Years of Credited Service (Vesting)

              ____ percent after seven Years of Credited Service (Vesting)



       This Plan and Trust is signed this 31st day of January, 1991.



                                The Standard Products Company
                                -----------------------------------------
                                Employer


                                By /s/ Thomas A. Hacker
                                  ----------------------------------------

                   ACCEPTANCE OF EMPLOYER'S INSTRUMENT OF
                  ADOPTION BY THE STANDARD PRODUCTS COMPANY

        The Standard Products Company, by action of its Board of Directors, hereby approves the above-named Employer's adoption, through the above Instrument of Adoption, of The Standard Products Company Collectively Bargained Savings and Retirement Plan, to include the adoption of any trust agreement entered into by The Standard Products Company under the terms of the Plan.

ATTEST:                                 THE STANDARD PRODUCTS COMPANY

By /s/ T.J. Roy                         By  /s/ Thomas A. Hacker
  ----------------------------------      ----------------------------------
Title Corp. Mgr. E.R.                   Title V.P. Finance
     -------------------------------         -------------------------------

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